UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 14, 2001

PRIME HOLDINGS AND INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-30477	88-0421215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8275 South Eastern Avenue, Las Vegas, Nevada 89123

(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone number, including area code: (702) 990-8800

MyTravelGuide.com, Inc.

(Former Name of Registrant)

Item 6.  Resignations of Registrant's Directors.

On October 1, 2001, Robin J. Harvey resigned as the President and a director of the registrant.  Ms. Harvey has not indicated any disagreement with the registrant on any matter relating to the registrant's operations, policies or practices.

By Consent to Action by the Board of Directors dated October 1, 2001, Mr. Giovanni Iachelli and Mr. John G. Visendi  were appointed to the Board of Directors to serve in such capacity until the next annual general meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME HOLDINGS AND INVESTMENTS, INC.

/s/ Giovanni Iachelli

Giovanni Iachelli, President

Dated:   October 22, 2001